Exhibit (b)
EX-99.906CERT

SECTION 906 CERTIFICATIONS

Vernon Barback, President and Chief Executive Officer of Russell Investment Funds, a Massachusetts Business Trust (the “registrant”), and Ross Erickson, Treasurer, Chief Accounting Officer and Chief Financial Officer of the registrant, each certify that:

1.   The registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and
2.   The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Russell Investment Funds and will be retained by Russell Investment Funds and furnished to the Securities and Exchange Commission or its staff upon request.

Russell Investment Funds

By:      /s/ Vernon Barback
            Vernon Barback
President & Chief Executive Officer (Principal Executive Officer), Russell Investment Funds

By:      /s/ Ross Erickson
            Ross Erickson
Treasurer, Chief Accounting Officer (Principal Accounting Officer) and Chief Financial Officer (Principal Financial Officer), Russell Investment Funds

Date:  August 13, 2026

*These certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of this Form N-CSR or as a separate disclosure document.